UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 9, 2015

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Ste 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 22, 2015 Nevada Gold & Casinos, Inc. (the “Company”) announced the signing of a definitive agreement to acquire the Club Fortune Casino in Henderson, Nevada for $14.2 million in cash and 1.2 million shares of the Company’s common stock. A firm financing commitment has been received from Mutual of Omaha Bank to finance the acquisition.

The Company is providing additional investor financial information regarding the acquisition, the full text of which is included as an exhibit to this report and incorporated by reference herein. The information is also available on the Company’s website at www.nevadagold.com under the caption “Investor Presentation”.

The Club Fortune Casino includes a 35,000 square foot building and 8 acres of land. The casino floor is approximately 25,000 square feet and includes over 500 slot machines, 7 table games and a poker room. The facility has a restaurant, two bars, an entertainment lounge, snack bar and gift shop. Closing is subject to customary contingencies, including approval by the Nevada Gaming Commission.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Nevada Gold & Casinos, Inc. Investor Presentation dated June 9, 2015
99.1	Press Release dated June 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: June 9, 2015	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy President and CEO

INDEX TO EXHIBITS

Item	Exhibit

10.1	Nevada Gold & Casinos, Inc. Investor Presentation dated June 9, 2015
99.1	Press Release dated June 9, 2015